UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2012

Saba Software, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34372	94-3267638
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2400 Bridge Parkway, Redwood Shores, California		94065-1166
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (650) 581-2500

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Saba Software, Inc. (the “Company”) entered into a letter agreement with Wells Fargo Bank, National Association (“Wells Fargo”) and certain wholly-owned subsidiaries of the Company dated as of November 30, 2012 pursuant to which Wells Fargo extended to December 31, 2012 the time for the Company to deliver to Wells Fargo under the terms of the Credit Agreement between parties dated as of June 27, 2011 (the “Credit Agreement”), the following: (i) the Company’s Form 10-Q for its fiscal quarter ended February 29, 2012 (“Third Quarter Form 10-Q”) and related financial statements, (ii) the Company’s Form 10-K for its fiscal year ended May 31, 2012 (“Form 10-K”) and related financial statements, and (iii) the Company’s Form 10-Q for its fiscal quarter ended August 31, 2012 (the “First Quarter Form 10-Q”), and related financial statements. The Company has previously reported its delay in filing its Third Quarter Form 10-Q, Form 10-K and First Quarter Form 10-Q as well as the pending restatement.

A copy of the letter agreement with Wells Fargo is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The board of directors of the Company has appointed Michael Shahbazian as the Company’s Interim Chief Financial Officer, effective as of December 5, 2012. As previously disclosed, the Company’s previous Chief Financial Officer, Elaine Kittagawa has resigned her position with the Company which will be effective December 5, 2012. Mr. Shahbazian will serve as Interim Chief Financial Officer while the Company continues its search for a permanent Chief Financial Officer.

Prior to joining the Company, Mr. Shahbazian, age 65, served as Interim Chief Financial Officer and Vice President, Finance, for PDF Solutions, Inc., a software and semiconductor consulting services public company from March 2012 through May 2012 and from June 2011 through December 2011. Prior to that, Mr. Shahbazian served as Chief Financial Officer at various companies, including Guidewire Software, Inc. from November 2007 to July 2009, Embarcadero Technologies from October 2005 through July 2007, and Niku Corporation (acquired by Computer Associates) from January 2003 to August 2005.

The Company entered into an employment offer letter with Mr. Shahbazian in connection with his appointment as Vice President and Interim Chief Financial Officer. The employment offer letter provides that Mr. Shahbazian shall be paid $12,500 semi-monthly, pro-rated for any partial payroll period. Subject to approval by the board of directors of the Company, Mr. Shahbazian will also be entitled to receive an award of restricted stock units (“RSUs”) entitling him to up to 20,000 shares of the Company’s Common Stock pursuant to the vesting and other terms of the offer letter. The RSUs will be subject to the terms of the Company’s 2009 Incentive Stock Plan and a Stock Unit Agreement to be entered into between Mr. Shahbazian and the Company upon grants of the RSUs by the board of directors.

Item 7.01. Regulation FD Disclosure.

On December 4, 2012, the Company issued a press release announcing the letter agreement with Wells Fargo and the appointment of Mr. Shahbazian as the Company’s Interim Chief Financial Officer. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Letter Agreement, between the Company, Hal Acquisition Sub, Inc., HumanConcepts, LLC, and Wells Fargo Bank, National Association dated as of November 30, 2012.

99.1	Press Release dated December 4, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Saba Software, Inc. (Registrant)

Date: December 4, 2012	/s/ Peter E. Williams III
(Signature)

Peter E. Williams III

General Counsel, Executive Vice President, Corporate Development and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter Agreement, between the Company, Hal Acquisition Sub, Inc., HumanConcepts, LLC, and Wells Fargo Bank, National Association dated as of November 30, 2012.

99.1	Press Release dated December 4, 2012.